ARTICLES OF INCORPORATION

(R.S. 12:1-202)

1. The name of this corporation is:
SOFTWARE EFFECTIVE SOLUTIONS CORP.

2. This corporation is formed for the purpose of:
ENGAGING IN ANY LAWFUL ACTIVITY FOR WHICH CORPORATIONS MAY BE FORMED

3. The duration of this corporation is (may be perpetual):
PERPETUAL

4. The aggregate number of shares which the corporation shall have authority to issue is:
200000000

5. The name and address of each incorporator of this corporation is:
DARYLN CABALLES
2(BLOCK) LOT38 IBP CLUSTER HOA BATASAN HILLS
QUAZON CITY, PHILIPPINES, 1128

ANNA TANG
5467 5B AVENUE
DELTA, BC, V4M1K6

6. The street address (not a P.O. Box only) of the corporation's initial registered office is:
1100 POYDRAS ST., #2900
NEW ORLEANS, LA, 70163

7. The street address (not a P.O. Box) of the corporation's initial principal office is:
24 PRIEST POINT DR NE
MARYSVILLE, WA, 98271

8. Mailing Address:
5467 5B AVENUE
DELTA, BC, V4M1K6

9. The name and street address (not a P.O. Box only) of the corporation's initial registered agent(s) is/are:
UNITED AGENT SERVICES LLC
1100 POYDRAS ST., #2900
NEW ORLEANS, LA, 70163

10. The name and street addresses of the corporation's initial directors are:
ANNA TANG (PRESIDENT)
5467 5B AVENUE
DELTA, BC, V4M1K6

11. The protection against liability of directors and officers as provided in R.S. 12: 1-832 is accepted, unless rejected or limited as stated below:

Other provisions:
The Corporation carries forth the history and the amendments from Software Effective Solutions Corp.,

Charted number 34562073D, initial registration date 6/4/1997, and recognizes the registered corporate filings: Domicile, Agent Change or Resign of Agent on 8/19/1997, Amendment on 7/27/2001, Restated Articles on 6/11/2002, Amendment on 9/13/2004, Name Change from Gulf Petroleum Exchange to Software Effective Solutions Corp on 11/9/2006, Appointing, Change, or Resign of Officer on 11/14/2006, and today, reinstatement via a new application on August 4 2021.
The Corporation is allowed to perform stock splits, name changes, mergers without a FINRA corporate action.
The Corporation carries forth the history of directors and managers and their resignations, starting from Warren (Skip) Wheeler, to Isreal Levi and Clarisa Rojo.
The total authorized amount of capital stock is 2,000,000 (two billion). Of the 2,000,000 capital stock, 1,500,000,000 (1.5 billion) shares is classified and designated as common stock. The remaining 500,000,000 (500 million) stock is preferred stock, whereby 250,000,000 of it is preferred class A, and 250,000,000 is preferred class B. The par values of all stock is 0.001. Common stock holders have 1 vote per share. Preferred class A has 500 votes per share and have conversion rights to common at 500 to 1, meaning 1 share equates to 500 common shares. Preferred class B has 500 votes per share however do not have conversion rights.
The current common class cusip is 83403D100, US83403D1000.

The CIK number for it is 0001300789 which is still associated with the old name, Gulf Petroleum Exchange.
The current officers and directors listed in this annual list have lawfully acquired the assets, rights and assigns of the company, notarized in Quazon City Philippines signed off by the departing director(s) and the incoming new director and in British Columbia Canada by the new director, Dated July 28 2021 and August 3 2021.

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

I HEREBY CERTIFY THAT I AM THE INCORPORATOR AND HAVE THE AUTHORITY TO SIGN ON BEHALF OF ANY OTHER INCORPORATOR LISTED.
ELECTRONIC SIGNATURE: ANNA TANG (8/4/2021)
TITLE: PRESIDENT

SECRETARY OF STATE

Written Consent to Appointment

Charter Number: 44538986D

Charter Name: SOFTWARE EFFECTIVE SOLUTIONS CORP.

The agent / agents listed below accept the appointment of registered agent for and on behalf of the Charter Name above.

Date Responded	Agent(s)	Agent(s) Electronic Signature
08/04/2021	UNITED AGENT SERVICES LLC	PATTY SCLIMENTI

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

SOFTWARE EFFECTIVE SOLUTIONS

The undersigned, acting pursuant to the Business Corporation Act of Louisiana, hereby amends the Articles of Incorporation as follows:

ARTICLE 4: As of August 16 2021, the aggregate number of shares which the corporation shall have authority to issue is: 2,000,000,000

The amendment was duly adopted on August 16 2021 by:

(X) the incorporators or board of directors without requirement of shareholder approval.( )

( ) unanimous consent of the shareholders and by the Articles of Incorporation.

Signed at Delta British Columbia on Aug 16 2021.

Chairman of the Board of Directors, President, or Officer

SIGNED BEFORE ME at Delta, BC,
this 16 day of Aug ,20 21

Notary Signature, Printed Name, and Notary / Bar Roll #

Anna Tang

DANIEL BOISVERT
NOTARY PUBLIC
303 - 1777 56th Street
Delta, BC V4L 0A6
604-943-3133

STATEMENT OF CHANGE

Charter Number: 44538986D

Name: SOFTWARE EFFECTIVE SOLUTIONS CORP.

ADDRESSES:

The street address (not a P.O. Box only) of the corporation's registered office is:
1100 POYDRAS ST., #2900
NEW ORLEANS, LA, 70163

The street address (not a P.O. Box) of the corporation's principal office is:
24 PRIEST POINT DR NE
MARYSVILLE, WA, 98271

Mailing Address:
5467 5B AVENUE
DELTA, BC, V4M1K6

AGENTS:

Agent Name:
UNITED AGENT SERVICES LLC
1100 POYDRAS ST., #2900
NEW ORLEANS, LA, 70163

OFFICERS/DIRECTORS:

Officer/Director Name:
ANNA TANG (PRESIDENT, DIRECTOR)
5467 5B AVENUE
DELTA, BC, V4M1K6

JOSE GABRIEL DIAZ (SECRETARY/TREASURER, DIRECTOR)
14901 FM 2769
LEANDER, TX, 78641

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

TO BE ELECTRONICALLY SIGNED BY AUTHORIZED INDIVIDUAL.
ELECTRONIC SIGNATURE: ANNA TANG (10/15/2021)
TITLE: PRESIDENT